                                                                Exhibit No. 1(b)

                            CERTIFICATE OF AMENDMENT

                                       OF

                       PAINEWEBBER CONSULTING FUND PRODUCT


     This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12
Section 3801 ET SEQ.) and sets forth the following:

     1.     The name of the trust is: PaineWebber Consulting Fund Product
("Trust").

     2. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to Managed Accounts Services Portfolio Trust.

     3.     This Certificate is effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the initial Trustees, have executed this Certificate on this 5th day of December, 1994.

                                          /s/ Peter Kennedy
                                          -----------------------------------
                                          Peter Kennedy, as
                                          Trustee and not individually

                                          Address:     1200 Harbor Boulevard
                                                       Weehawken, NJ  07087


STATE OF NEW JERSEY                                           ss
CITY OF WEEHAWKEN

     Before me this 5th day of December, 1994, personally appeared the above-named Peter Kennedy, known to me to be the person who executed the foregoing instrument and who acknowledged that he executed the same.



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                                          /s/ Christine Ann Thompson-D'Amico
                                          -----------------------------------
                                          Notary Public

My commission expires:
                       -----------------

CHRISTINE ANN THOMPSON-D'AMICO
Notary Public, State of New Jersey
No. 2166803
Qualified in Hudson County
Commission Expires June 7, 1999


                                          /s/ Gregory K. Todd
                                          -----------------------------------
                                          Gregory K. Todd, as
                                          Trustee and not individually

                                          Address:   1285 Avenue of the Americas
                                                     New York, New York  10019


STATE OF NEW YORK                           ss
CITY OF NEW YORK

     Before me this 6th day of December, 1994, personally appeared the above-named Gregory K. Todd, known to me to be the person who executed the foregoing instrument and who acknowledged that he executed the same.

                                          /s/ Giovanni A. Urena
                                          -----------------------------------
                                          Notary Public

My commission expires:  12-16-95

GIOVANNI A. URENA
Notary Public, State of New York
No. 41-4989837
Qualified in Queens County
Certificate Filed in New York County
Commission Expires 12-16-95